UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

ORIENT PAPER, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34577	20-4158835
(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China	072550
(Address of principal executive offices)	(Zip Code)

(86) 312-8698215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Ltd. (“CNFTFL”) under that certain Lease Financing Agreement dated June 16, 2013 (the “2013 Agreement”) between Orient Paper HB and CNFTFL, entered into an agreement (the “2015 Agreement”), to amend and restate the 2013 Agreement. Also a party to the 2015 Agreement are (i) Baoding Shengde Paper Co., Ltd. (“Orient Paper Shengde”), a wholly-owned operating subsidiary of the Company that provides collateral under the 2015 Agreement, and (ii) Zhenyong Liu (the Company’s Chief Executive Officer and Chairman of the Board), Xiaodong Liu (Orient Paper Shengde’s General Manager), and Shuangxi Zhao (one of the three owners of Orient Paper HB who are party to a series of contractual arrangements with Orient Paper Shengde), each of whom acts as a guarantor for Orient Paper HB’s obligation under the 2015 Agreement.

Pursuant to the 2013 Agreement, commencing December 15, 2013, Orient Paper HB was obligated to make principal payments in an aggregate amount of RMB150,000,000 (approximately $24 million) in six equal installments over a three-year period, plus interest accruing at a rate of 6.15% per annum payable every three months.

Orient Paper HB made all payments due according to the above schedule prior to December 15, 2014. On December 15, 2014, Orient Paper HB stopped making principal payments and entered into negotiations with the CNFTFL and China Orient regarding a modified payment schedule for the remaining RMB100,000,000 (approximately $16 million) plus interests under the 2013 Agreement. During the course of negotiations, Orient Paper HB continued to make interest payments due (as well as a payment of a liquidated damage of approximately $9,200 on December 26, 2014). No remedial measures were taken by the lessor or its parent company. On May 19, 2015 and June 15, 2015, the Company made payments to the lessor of RMB 5,000,000 (approximately $0.8 million) and RMB 20,000,000 (approximately $3.2 million), respectively, and decreased the balance from RMB 100,000,000 (approximately $16 million) as of December 2014 to RMB75,000,000 (approximately $12 million) as of June 15, 2015.

The 2015 Agreement sets forth a modified and extended payment schedule with respect to the remaining payment obligation of RMB75,000,000, as follows:

Under the 2013 Agreement		Under the 2015 Agreement
Original Due Date	Original Amount Due	Due Date	Amount Due
June 15, 2015	RMB25,000,000 (approximately $4 million)	December 21, 2015	RMB15,000,000 (approximately $2.4 million)
December 15, 2015	RMB25,000,000 (approximately $4 million)	June 21, 2016	RMB20,000,000 (approximately $3.2 million)
June 15, 2016	RMB25,000,000 (approximately $4 million)	December 21, 2016	RMB20,000,000 (approximately $3.2 million)
		June 21, 2017	RMB20,000,000 (approximately $3.2 million)

In addition, under the 2015 Agreement, the interest accrues at a rate of 15% per annum starting on June 16, 2015, and is payable on the 20th of every March, June, September and December until the principal is paid off, except for the first payment, which is due on July 31, 2015.

The foregoing descriptions of the 2013 Agreement and 2015 Agreement, are qualified in their entirety by reference to the complete text of each. A copy of the 2015 Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 above regarding the 2015 Agreement is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Agreement dated July 1, 2015, among China Orient, Hebei Baoding Orient Paper Milling Company Limited, Baoding Shengde Paper Co., Ltd., Zhenyong Liu, Xiaodong Liu, and Shuangxi Zhao

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENT PAPER, INC.

Date: July 21, 2015	By:	/s/ Zhenyong Liu
Name: Zhenyong Liu
Title: Chief Executive Officer

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